Exhibit 99.4(b)

[ PROTECTIVE INVESTORS BENEFIT ADVISORY VARIABLE ANNUITY NY] SCHEDULE

CONTRACT NUMBER	ISSUE DATE
[ ]	[ ]

OWNER 1	BIRTH DATE OF OWNER 1
[ ]	[ ]

OWNER 2	BIRTH DATE OF OWNER 2
[ ]	[ ]

ANNUITANT	BIRTH DATE OF ANNUITANT
[ ]	[ ]

BENEFICIARY	ANNUITY DATE
As contained in our records	[ ]

PROTECTED LIFETIME INCOME OPTION	DEATH BENEFIT
[ ]	[ ]

AGENT	INSURANCE REGULATORY AUTHORITY
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]

INITIAL PURCHASE PAYMENT	TAX-QUALIFIED STATUS
[ ]	[ ]

INTEREST RATES FOR THE GUARANTEED ACCOUNT

Annual Effective Interest Rates for the Guaranteed Account on the Issue Date:	FIXED ACCOUNT — [ ]
DCA ACCOUNT 1 — [ ]
DCA ACCOUNT 2 — [ ]

Non-Forfeiture Interest Rate (NFIR) for the Guaranteed Account:	[ ]

The Contract’s NFIR for the Guaranteed Account was established on the Issue Date and will not change. It was determined by taking the 5-Year Constant Maturity Treasury Rate as of the January 31 prior to the May 1 — April 30 annual period during which the Contract was issued, subtracting 1.25%, and rounding the result to the nearest 0.05%.  The NFIR cannot be less than 1.00% and will not be more than 3.00%.  Interest rates declared by the Company for the Guaranteed Account will be at least equal to the Contract’s NFIR.

NY-VDA-A-20##S-1

A

[ PROTECTIVE INVESTORS BENEFIT ADVISORY VARIABLE ANNUITY NY] SCHEDULE, continued

CONTRACT LIMITATIONS, FEES, AND CHARGES

Maximum Issue Date:	We will not issue a Contract on or after the oldest Owner’s or Annuitant’s [ 86th ] birthday.

Maximum Annuity Date:	The oldest Owner’s or Annuitant’s [ 95th ] birthday.

Additional Purchase Payments:	Not permitted on or after the oldest Owner’s or Annuitant’s [ 86th ] birthday or within 3 years of the Annuity Date.

Minimum Additional Purchase Payment:	$100.00

Maximum Aggregate Purchase Payments:	$1,000,000.00

Mortality & Expense Risk Charge:	[ 0.20% ] per year
The Mortality & Expense Risk Charge was established on the Issue Date and will not change.

Administration Charge:	[ 0.10% ] per year
The Administration Charge was established on the Issue Date and will not change.

Transfer Fee for Transfers in Excess of Limit:	$25 for each transfer in excess of 12 per Contract Year.
The Transfer Fee was established on the Issue Date and will not change.

Contract Maintenance Fee:	[ $30 ]

The Contract Maintenance Fee was established on the Issue Date and will not change.  It is deducted prior to the Annuity Date on each Contract Anniversary, and on any day that the Contract is surrendered other than a Contract Anniversary. The Contract Maintenance Fee will be deducted from the Investment Options in the same proportion as their values are to the Contract Value. The Contract Maintenance Fee will be waived by the Company in the event either the Contract Value, or the aggregate Purchase Payments reduced by aggregate withdrawals, equals or exceeds [ $100,000 ] on the date the Fee is to be deducted.

Assumed Investment Return	5.00% per year

The Assumed Investment Return was established on the Issue Date and will not change.  It is used in the calculation of variable annuity income payments as described in the ANNUITY INCOME PAYMENTS section of the Contract.

[ Advisory Fee Deductions

You purchased this Contract through a financial intermediary that manages your Contract Value for a fee (“Advisory Fee”). This Advisory Fee is covered in a separate agreement between you and the financial intermediary, and is in addition to the contract fees and charges described in this schedule.  You may instruct us to deduct the Advisory Fee from the Contract Value.  The Advisory Fee will be deducted from the Investment Options in the same proportion as their values are to the Contract Value, unless you instruct us otherwise. [ The maximum amount we will deduct from the Contract for Advisory Fees is [ 1.50% ] per year, reduced to [ 1.00% ] per year if the contract includes a protected lifetime income option, an optional death benefit, or both. ] ]

B

[ PROTECTIVE INVESTORS BENEFIT ADVISORY VARIABLE ANNUITY NY ] SCHEDULE, continued

INVESTMENT OPTIONS AVAILABLE ON THE ISSUE DATE

Protective Life Guaranteed Account

Fixed Account         DCA Account 1                    DCA Account 2

Sub-Accounts of the Protective Variable Annuity Separate Account

[ American Funds IS

Asset Allocation Class 4

Blue Chip Income & Growth Class 4

Bond Class 4

Capital Income Builder Class 4

Global Growth Class 4

Global Growth & Income Class 4

Global Small Cap Class 4

Growth Class 4

Growth-Income Class 4

International Class 4

New World Class 4

U.S. Government/AAA-Rated Securities Class 4

Clayton Street (Managed by Janus Capital Management, LLC)

Protective Life Dynamic Allocation Series Conservative

Protective Life Dynamic Allocation Series Moderate

Protective Life Dynamic Allocation Series Growth

Dimensional Fund Advisors

Equity Allocation Institutional Shares

Global Bond Portfolio Institutional Shares

Global Moderate Allocation Institutional Shares

Short-Term Fixed Income Institutional Shares

U.S. Targeted Value Institutional Shares

Fidelity Investments

Investment-Grade Bond Portfolio SC2

Mid Cap Portfolio SC2

Franklin Templeton Investments

Franklin Flex Cap Growth Class 2

Franklin Income Class 2

Franklin Mutual Global Discovery Class 2

Franklin Mutual Shares Class 2

Franklin Rising Dividends Class 2

Franklin Small Cap Value Class 2

Franklin Small Mid Cap Growth Class 2

Franklin Strategic Income Class 2

Templeton Developing Markets Class 2

Templeton Foreign Class 2

Templeton Global Bond Class 2

Goldman Sachs

Fixed Income Service Class

Global Trends Allocation Service Class

Growth Opportunities Service Class

Mid Cap Value Service Class

Strategic Growth Service Class

Invesco

Balanced-Risk Allocation Series II

Comstock Series II

Equity and Income Series II

Global Real Estate Series II

Government Securities Series II

Growth and Income Series II

International Growth Series II

Oppenheimer Global Series II

Oppenheimer Government Money Series I

Oppenheimer Main Street Series II

Legg Mason

ClearBridge Variable Mid Cap Class II

ClearBridge Variable Small Cap Class II

Lord Abbett

Bond Debenture Value Class

Dividend Growth Value Class

Fundamental Equity Value Class

Growth Opportunities Value Class

PIMCO

All Asset Advisor Class

Global Diversified Allocation Advisor Class

Long-Term U.S. Government Advisor Class

Low Duration Advisor Class

Real Return Advisor Class

Short Term Advisor Class

Total Return Advisor Class

Royce

Small-Cap Service Class

Vanguard

Balanced

Capital Growth

Conservative Allocation

Diversified Value

Equity Income

Equity Index

Global Bond Index

Growth

High Yield Bond Core

International

Mid-Cap Index

Moderate Allocation

Money Market

Real Estate Index

Short-Term Investment Grade

Total Bond Market Index

Total International Stock Market Index

Total Stock Market Index ]

C